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                                                                    EXHIBIT 99.6

                  FORM OF INSTRUCTIONS BY BENEFICIAL OWNERS TO
                            BROKERS OR OTHER NOMINEES

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of Common Stock, par value $.001 per share, (the "Common Stock") of Gunther International, Ltd., a Delaware corporation (the "Company").

      This will instruct you whether to exercise Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Gunther International, Ltd. Subscription Certificates."

Box 1. [_] Please do not exercise Rights for shares of the Common Stock.

Box 2. [_] Please exercise Rights for shares of the Common Stock as set forth below:


                                 Number of Shares      Subscription Price          Payment
                                 ----------------      ------------------          -------
Basic Subscription Privilege:                      X   $.50                  =     $              (Line 1)
                                 ----------------      ------------------          --------------
Over-Subscription Privilege:                       X   $.50                  =     $              (Line 2)
                                 ----------------      ------------------          --------------

Total Payment Required =         $                 Sum of Lines 1 and 2 must equal total of
                                 ----------------  amounts in Boxes 3 and 4 below)


Box 3. [_]   Payment in the following amount is enclosed: $___________

Box 4. [_] Please deduct payment from the following account maintained by you as follows:

-------------------------------------------          --------------------------
Name(s) in which Account is/are Registered           Account No.

-------------------------------------------          $-------------------------
Type of Account                                      Amount to be deducted

Date: ____________________       Signature(s) of Beneficial Owner(s)

                                 ____________________________________

                                 Print Name: ________________________

                                 Title or Capacity: _________________
                                                     (if applicable)

                                 _____________________________________
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                                 Print Name: _________________________

                                 Title or Capacity:___________________
                                                     (if applicable)

                                 Address: ____________________________

                                          ____________________________

                                 Telephone (day): ____________________

                                           (evening): ________________



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